Exhibit 10.3

GUARANTY

This GUARANTY is made as of the 25th day of September 2006 by Bertucci’s Corporation, a Delaware corporation (the “Guarantor”), in favor and for the benefit of BUCA, Inc., a Minnesota corporation (the “Creditor”).

WHEREAS, the Creditor, BUCA Restaurants 3, Inc. (the “Company”), Vinny T’s Acquisition Corporation (the “Debtor”) and the Guarantor entered into that certain Stock Purchase Agreement dated as of September 25, 2006 (the “Stock Purchase Agreement”) whereby the Debtor will acquire all of the issued and outstanding capital stock of the Company from the Creditor (the “Transaction”);

WHEREAS, pursuant to the terms of the Stock Purchase Agreement on the Closing Date (as defined in the Stock Purchase Agreement), the Debtor will issue to the Creditor a Promissory Note in the original principal amount of $3,800,000.00 (the “Promissory Note”);

WHEREAS, as a condition to the consummation of the Transaction, the Creditor has required that the Guarantor execute and deliver this Guaranty to the Creditor; and

WHEREAS, the Guarantor desires to see the Transaction consummated and is willing to execute and deliver this Guaranty to the Creditor.

NOW THEREFORE, in consideration of the consummation of the Transaction and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor unconditionally guarantees full and prompt payment and due performance of all Obligations (as hereafter defined) of the Debtor to the Creditor, its successors and assigns, as herein provided.

Section 1. Obligations Guaranteed.

This Guaranty is a guaranty of the prompt payment and performance of all indebtedness, liabilities and obligations of the Debtor to the Creditor, whether absolute or contingent, due or to become due, now existing or hereafter arising, under the Promissory Note, the Stock Purchase Agreement and any other document, instrument or agreement now or hereafter entered into supplementary thereto (the “Obligations”).

Section 2. Nature of Liability.

The liability of the Guarantor hereunder is direct, unconditional and continuing until terminated in accordance with Section 10 hereof. It is a guaranty of payment and performance and not of collection only, and may be enforced without requiring the Creditor to resort to any other person or entity (including, without limitation, the Debtor), right, remedy or collateral. If for any reason any Obligation shall not be paid or discharged promptly when due, the Guarantor will forthwith pay or discharge such Obligation without regard to any counterclaim, set-off,

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deduction or defense of any kind which the Debtor or the Guarantor may have or assert, and without abatement, suspension, deferment or reduction on account of any occurrence whatsoever, provided however, that, notwithstanding any other provision of this Guaranty, this third sentence of Section 2 shall not apply if the Debtor or the Guarantor has a counterclaim, set-off, deduction or defense in connection with any breach of a representation, warranty, covenant or agreement of the Creditor under the Stock Purchase Agreement or any Ancillary Agreement (as defined in the Stock Purchase Agreement).

Section 3. Expenses.

If the Creditor incurs any costs, expenses and/or attorneys’ fees to collect under or enforce this Guaranty and the Creditor is successful in collecting under or enforcing this Guaranty, the Guarantor hereby agrees to pay to Creditor, in addition to the Obligations, all reasonable costs, expenses and attorneys’ fees at any time paid or incurred by the Creditor in endeavoring to collect under or enforce this Guaranty, the Obligations or the underlying documents evidencing the Obligations.

Section 4. Limitation of Liability.

Notwithstanding anything in this Guaranty, the Stock Purchase Agreement or the Promissory Note to the contrary, the maximum liability of the Guarantor hereunder shall be the Purchase Price (as defined in the Stock Purchase Agreement), plus any reasonable costs, expenses and/or attorneys’ fees owed under Section 3 of this Guaranty.

Section 5. Event of Default.

If there shall occur an Event of Default (as defined in the Promissory Note), then all payment Obligations under the Promissory Note shall, at the option of the Creditor, immediately become due and payable as though such Obligations had matured by their terms.

Section 6. Consent.

The Guarantor agrees to the provisions of any instrument or other writing evidencing or securing the Obligations. The Guarantor hereby expressly consents to the making, from time to time, and without any notice to the Guarantor, of such extensions, renewals, modifications, indulgences, postponements, settlements and compromises as the Creditor and the Debtor may deem proper with respect to any of the Obligations covered by this Guaranty, including the substitution, exchange, taking or releasing of any or all security or collateral and surrendering of documents and releasing of any party liable directly, indirectly or as guarantor, all without regard to the consideration therefor, and all without notice to the Guarantor. The enforcement of this Guaranty shall not be affected by the neglect or failure of the Creditor to take any action with respect to any security, right, obligation, endorsement or guaranty which it may at any time hold.

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Section 7. Waiver of Defenses.

(a) The Guarantor waives the following: notice of incurring of indebtedness and obligations by the Debtor; acceptance of this Guaranty by the Creditor; presentment and demand for payment; protest, notice of protest and notice of dishonor or non-payment of any instrument evidencing the Obligations; any right to require suit against the Debtor or any other party before enforcing this Guaranty; any right to have security applied before enforcing this Guaranty; all defenses which might constitute a legal or equitable discharge of a surety or guarantor (except for the rights of counterclaim, set-off, deduction or defense explicitly set forth herein); and all other notices and demands otherwise required by law which the Guarantor may lawfully waive.

(b) The obligations of the Guarantor hereunder shall be effective irrespective of the value, genuineness, validity, irregularity or enforceability of the Obligations or any instrument or document relating thereto, and irrespective of any present or future law or order of any government or of any agency thereof purporting to reduce, amend or otherwise affect any Obligation or vary the terms of payment thereof, and irrespective of any other circumstance that might affect the liability or constitute a discharge or defense of a surety or guarantor (except with regard to the rights of counterclaim, set-off, deduction or defense explicitly set forth herein), all of which are hereby waived.

Section 8. Representations of Guarantor.

The Guarantor represents to the Creditor that after giving effect to this Guaranty and the transactions contemplated by the agreements evidencing the Obligations (and after taking into account all recoveries Creditor is likely to realize from the Debtor on the Debtor’s obligations to Creditor): (a) the aggregate value of all of the assets and properties of the Guarantor, at a fair valuation, will be greater than the total amount which the Guarantor is likely to be actually required to pay on claims concerning the Obligations, including contingent claims; (b) the Guarantor has (and has no reason to believe that it will not have) sufficient capital for the conduct of its business; and (c) the Guarantor does not intend to incur, and does not believe that it has incurred, debts beyond its ability to pay as they mature.

Section 9. Subrogation, Reimbursement, Etc.

Subject to the provisions of the Stock Purchase Agreement, no party liable under this Guaranty shall be entitled to any rights of subrogation, reimbursement, indemnity or contribution or recourse to any collateral, or as against any other party, until the Creditor or any successor to the Creditor’s rights hereunder shall have been paid or satisfied in full on all Obligations.

Section 10. Term and Termination.

This Guaranty is a continuing Guaranty which shall remain effective with respect to the Guarantor until the earlier of: (i) the date upon which there are no longer any Obligations of the Debtor to the Creditor and no longer in force any agreements between them which can give rise to an Obligation; and (ii) the date that the Creditor informs the Guarantor in writing that the Guarantor’s obligations under this Guaranty are released.

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Section 11. Miscellaneous.

(a) All notices under this Guaranty shall be in writing and given pursuant to the terms of Section 11.13 of the Stock Purchase Agreement.

(b) This Guaranty is intended to take effect as an instrument under seal and shall inure to the benefit of the Creditor and its successors and assigns. It shall not be effected by any change in the legal form of the Guarantor or the Debtor or the manner of the Guarantor’s or the Debtor’s doing business, whether by reincorporation, consolidation, merger, partnership formation, change in membership or otherwise.

(c) THE GUARANTOR AND THE CREDITOR EACH ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE GUARANTOR AND THE CREDITOR WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, THE GUARANTOR AND THE CREDITOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT MAY BE COMMENCED BY OR AGAINST THE GUARANTOR OR CREDITOR ARISING OUT OF THIS GUARANTY.

(d) THE GUARANTOR AND THE CREDITOR HEREBY AGREE THAT ANY FEDERAL COURT IN THE STATE OF MINNESOTA OR ANY STATE COURT LOCATED IN HENNEPIN COUNTY IN THE STATE OF MINNESOTA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE GUARANTOR AND THE CREDITOR PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY. THE GUARANTOR AND THE CREDITOR EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. FURTHER, THE GUARANTOR AND THE CREDITOR HEREBY WAIVE THE RIGHT TO ASSERT THE DEFENSE OF FORUM NON CONVENIENS AND THE RIGHT TO CHALLENGE THE VENUE OF ANY COURT PROCEEDING.

(e) THE WAIVERS IN SECTIONS 11(c) AND 11(d) ABOVE HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

(f) The Creditor shall not be deemed to waive any of its rights hereunder unless such waiver be in writing and signed by the Creditor. Any failure on the part of the Creditor at any time to require the performance by the Guarantor of any of the terms or provisions hereof, even if known, shall in no way affect the right thereafter to enforce the same, nor shall any failure of the Creditor to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of the Creditor to insist on the strict compliance with the terms and conditions hereof.

(g) No modification or waiver of any provision of this Guaranty or consent to departure therefrom shall be effective unless in writing and signed by the Guarantor and the Creditor.

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(h) The terms and conditions of this Guaranty shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. This Guaranty may not be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, that the Creditor may, without the consent of the Guarantor: (i) assign its rights under this Guaranty to any one of its Affiliates (as defined in the Stock Purchase Agreement); or (ii) collaterally assign its rights under this Guaranty to Wells Fargo Foothill, Inc. (“WFF”) in connection with that certain Credit Agreement dated as of November 15, 2004, by and among BUCA, Inc., each of its subsidiaries that are signatories thereto, the Lenders that are signatories thereto, and WFF, as the Arranger and the Administrative Agent, as amended (the “WFF Credit Agreement”), or to any financial institution which refinances the credit facility evidenced by the WFF Credit Agreement.

(i) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without regard to the conflicts of law principles thereof.

(j) The titles and subtitles used in this Guaranty are used for convenience only and are not to be considered in construing or interpreting this Guaranty.

(k) This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(l) It is the desire and intent of the Guarantor and the Creditor that the provisions of this Guaranty be enforced to the fullest extent permissible under applicable law and public policy. Accordingly, in the event that any provision of this Guaranty is held to be invalid, prohibited or unenforceable for any reason, such provision shall be ineffective, without invalidating the remaining provisions of this Guaranty. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable, it shall be so narrowly drawn, without invalidating the remaining provisions of this Guaranty.

(m) This Guaranty, the Promissory Note and the Stock Purchase Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. In the event of any conflict between the provisions of this Guaranty, the Promissory Note and the Stock Purchase Agreement, the provisions of this Guaranty shall govern.

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IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the date first written above.

GUARANTOR:

BERTUCCI’S CORPORATION

By:	/s/ Stephen V. Clark
Stephen V. Clark
President

CREDITOR:

ACKNOWLEDGED AND AGREED:

HOLDER:

BUCA, INC.

By:	/s/ Wallace B. Doolin
Wallace B. Doolin
Chairman, President and Chief Executive Officer

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